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                                                                     EXHIBIT 5.1

August 5, 2005

Banco Bradesco S.A.
Cidade de Deus, s/n, Vila Yara
06029-900 Oscasco, SP
Brazil

Re:   Banco Bradesco S.A.
      Registration Statement on Form F-4

Dear Sirs:

      We have acted as special United States counsel for Banco Bradesco S.A. ("Bradesco") in connection with the preparation of the above-captioned Registration Statement, as amended (the "Registration Statement"), and the forms of agreements filed as Exhibits thereto (the "Agreements"), pursuant to which Bradesco proposes to exchange up to U.S.$300,000,000 aggregate principal amount of its 8.875% Perpetual Non-Cumulative Junior Subordinated Debt (the "New Securities") for a like principal amount of its 8.875% Perpetual Non-Cumulative Junior Subordinated Debt issued on June 3, 2005 (the "Old Securities"), pursuant to the Indenture of even date therewith (as modified, amended or supplemented from time to time, the "Indenture") by and between Bradesco and The Bank of New York, as Trustee (in such capacity, the "Trustee").

      It is our opinion that the New Securities, when duly authorized, executed and delivered by Bradesco and authenticated by the Trustee pursuant to the Indenture and delivered to, and exchanged for the Old Securities by, the holders as contemplated by the Agreements and the Registration Statement, will constitute valid and legally binding obligations of Bradesco under the laws of the State of New York, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

      Insofar as the opinion set forth herein relates to matters of the laws of the Cayman Islands, we have relied upon the opinions of Appelby Spurling Hunter, counsel to Bradesco, and, insofar as the opinion set forth herein relates to matters of the laws of Brazil, we have relied upon the opinions of Machado, Meyer, Sendacz e Opice Advogados, counsel to Bradesco, each such opinion filed as an Exhibit to the Registration Statement, and our opinion herein is subject to any and all exceptions and reservations set forth therein.

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      Banco Bradesco S. A.

                                                                          Page 2

      We hereby consent to the filing of this opinion with the Registration Statement and to the reference to ourselves under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended.

                                                 Very truly yours,

                                                 /s/ CLIFFORD CHANCE US LLP

                                                 CLIFFORD CHANCE US LLP